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                                                                      EXHIBIT 22




                  SUBSIDIARIES OF MET-COIL SYSTEMS CORPORATION
                               AS OF MAY 31, 1994


         NAME                                                    STATE OF INCORPORATION
--------------------------------------------------------------------------------------------
Flexible Fabrication Systems Division, Inc.                              (1)
Iowa Precision Industries, Inc.                                          Delaware
The Lockformer Company                                                   Illinois
Lockformer-Europe APS                                                    (2)
Met-Coil Automation, Inc.                                                (1)
Met-Coil Great Lakes Company                                             (3)
Met-Coil Ltd.                                                            (4)
Met-Coil Systems International, Inc.                                     U.S. Virgin Islands
Fenestra, Inc.                                                           Illinois (5)
Rowe Machinery & Automation, Inc.                                        Texas
Ruesch Machine Company                                                   (1)
Scott Systems, Inc.                                                      (6)
Stelcoil Ltd.                                                            (7)




All Subsidiaries do business under their own names or under the Met-Coil name.

(1)      Subsidiary inactive.  Incorporated in Delaware.
(2) International wholly-owned subsidiary of The Lockformer Company based in Denmark.
(3)      F/K/A  Mark One Corporation. Subsidiary inactive, Incorporated in
         Michigan
(4)      International joint venture, 50% owned by Met-Coil, based in Japan.
(5)      F/K/A Roper Whitney Company, F/K/A Met-Coil-RWC, Inc.
(6)      Subsidiary inactive.  Incorporated in Texas.
(7) A Canadian company, 80% owned by the Lockformer Company. Subsidiary inactive.